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Exhibit 99.1

Genzyme Contacts:	Dyax Contact:
Dan Quinn (media)	Ivana Magovcevic
(617) 768-6849	(617) 250-5759
Kristen Galfetti (investors)	Sondra Henrichon
(617) 768-6563	(617) 250-5839

Dyax Receives FDA Permission to Resume DX-88 Clinical Trials

CAMBRIDGE, Mass., June 4, 2004- Dyax Corp. (Nasdaq:DYAX) reported today that the U.S. Food and Drug Administration (FDA), upon further review of recently submitted data, has given the Company permission to resume Phase II clinical trials involving its recombinant protein DX-88. Last week, Dyax announced that DX-88 clinical studies were placed on clinical hold by the FDA for reasons unrelated to observations in humans, and pending the agency's further review of preclinical animal data. This review was promptly conducted, and the clinical hold has been removed. While DX-88 clinical studies continue, Dyax and Genzyme Corporation (Nasdaq:GENZ) will collaborate closely with the FDA to design additional preclinical studies in support of potential product approval.

DX-88 is in Phase II clinical development in a joint venture with Genzyme for the treatment of hereditary angioedema (HAE). Topline results from EDEMA1, a recently completed 48-patient double-blind placebo controlled Phase II trial in HAE patients, are expected to be announced this month. The only active DX-88 clinical trial that had been affected by the hold was a repeat-administration extension study, referred to as EDEMA2. This trial can now proceed according to protocol. To date, 12 HAE attacks have been treated, and three patients have been treated multiple times, with no reportable adverse events.

Independent of its joint venture with Genzyme, Dyax is also developing DX-88 for the treatment of patients undergoing on-pump coronary artery bypass grafting surgery (CABG). There are currently no active trials of DX-88 in the CABG indication. Positive Phase I/II results from a 42-patient trial in CABG were announced by Dyax in December 2003, and Dyax's plans remain in place to initiate two additional Phase II clinical studies in CABG during the second half of 2004.

Henry E. Blair, Chairman, President and CEO of Dyax commented, "I'm very pleased with how rapidly this matter has been resolved with the FDA and I look forward to continuing with our development plans for DX-88. Of most immediate importance, patients who are living with the debilitating and life-threatening symptoms of HAE can continue to participate in the EDEMA2 study as we work with Genzyme to move the program toward potential licensure."

Dyax Disclaimer

This press release contains forward-looking statements, including statements regarding the prospects for further preclinical studies and clinical trials of DX-88, the expected timing of an announcement of results from a clinical trial of DX-88 in HAE, and potential product approval of DX-88. Statements that are not historical facts are based on Dyax's current expectations, beliefs, assumptions, estimates, forecasts and projections about the industry and markets in which Dyax competes. The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Important factors which may affect the prospects for further preclinical studies and clinical trials of DX-88, the expected timing of an announcement of results from a clinical trial of DX-88 in HAE and potential product approval of DX-88 include the risks that: DX-88 may not show therapeutic effect or an acceptable safety profile in preclinical studies or clinical trials or could take a significantly longer time to gain regulatory approval than Dyax expects or may never gain approval; Dyax is dependent on the expertise, effort, priorities and contractual obligations of third parties in the clinical trials, manufacture, marketing, sales and distribution of its biopharmaceuticals; DX-88 may not gain market acceptance; Dyax may not be able to obtain and maintain intellectual property protection for DX-88; others may develop technologies or products superior to DX-88; and other risk factors described or referred to in Dyax's most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Dyax cautions investors not to place undue reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this release, and Dyax undertakes no obligations to update or revise these statements, except as may be required by law.

Dyax and the Dyax logo are the registered trademarks of Dyax Corp.

EDEMA1 and EDEMA2 are trademarks of Dyax Corp.

Genzyme Disclaimer

This press release contains forward-looking statements, including without limitation statements about: the potential use of DX-88 for HAE; the expected timing of the announcement of results from a clinical trial of DX-88 in HAE; plans for additional clinical studies and to continue the clinical development program. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: the results of the additional preclinical studies; the timing of discussion with the FDA regarding the preclinical animal study findings; the timing and content of decisions by the FDA related to clinical trials of DX-88; the actual efficacy and safety of DX-88 for HAE; the actual timing and results of clinical trials; and the risks and uncertainties described in reports filed by Genzyme with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including without limitation the information under the heading "Factors Affecting Future Operating Results" in the Management's Discussion and Analysis of Financial Condition and Results of Operations section of the Genzyme Quarterly Report on Form 10-Q for the quarter ended March 31, 2004. Genzyme cautions investors not to place undue reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this press release, and Genzyme undertakes no obligation to update or revise these statements.

Genzyme® is a registered trademark of Genzyme Corp. All rights reserved.

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